Exhibit 10.26

GUARANTEE AGREEMENT

dated as of October 7, 2011

between

OAKTREE CAPITAL GROUP, LLC,

OAKTREE CAPITAL GROUP HOLDINGS L.P.

as Guarantors

and

SUNTRUST BANK,

as Administrative Agent

5.05	Successors and Assigns	10
5.06	Counterparts; Integration; Effectiveness; Electronic Execution	10
5.07	Severability	11
5.08	Right of Setoff	11
5.09	Governing Law; Submission to Jurisdiction	11
5.10	Waiver of Jury Trial	12
5.11	Headings	12

- ii -

GUARANTEE AGREEMENT (this “Agreement”) dated as of October 7, 2011, between OAKTREE CAPITAL GROUP, LLC, a Delaware limited liability company, and OAKTREE CAPITAL GROUP HOLDINGS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (collectively, the “Guarantors” and, each individually, a “Guarantor”); SUNTRUST BANK, as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution and delivery of this Agreement, Oaktree Finance, LLC (the “Borrower”), certain lenders and the Administrative Agent are entering into a Credit Agreement dated as of October 7, 2011 (the “Credit Agreement”) pursuant to which such lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Credit Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor wishes to guarantee the payment of the Credit Agreement Obligations (as hereinafter defined);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS, ETC.

1.01 Additional Definitions. Terms defined in the Credit Agreement or the Guarantee and Security Agreement and not otherwise defined herein shall have the meaning assigned to such terms therein. In addition, as used herein:

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Borrower” has the meaning specified in the recitals of this Agreement.

“Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement, including in each case in respect of the principal of and interest on the loans made, or letters of credit issued, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Borrower to the Administrative Agent or the Lenders or any of them under or in respect of the Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement.

“Financial Officer” means the president, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of any Guarantor (or its general partner).

“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of October 7, 2011 between the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, certain other lenders (or a representative or trustee therefor) from time to time party thereto, and SunTrust Bank, as collateral agent substantially in the form of Exhibit B to the Credit Agreement.

“Guarantor” has the meaning specified in the preamble to this Agreement.

“Indemnitee” means each of the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons, and any of them.

“Material Adverse Effect” means a material adverse effect on (a) the business and other assets, liabilities and financial condition of the Guarantors, taken as a whole, or (b) the validity or enforceability of any of this Agreement or the rights or remedies of the Administrative Agent or any other Secured Party hereunder.

“Organizational Documents” means with respect to any Guarantor, as applicable, (i) its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended or (ii) its articles of organization, as amended, and its operating agreement, as amended.

“Secured Party” means, collectively, the Lenders, the Administrative Agent and the Collateral Agent.

“Solvent” means, with respect to any Guarantor, that as of the date of determination, both (a) (i) the sum of such Guarantor’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Guarantor’s present assets; (ii) such Guarantor’s capital is not unreasonably small in relation to its business as contemplated on the date of such determination or with respect to any transaction contemplated to be undertaken after such date and (iii) such Guarantor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) such Guarantor is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances.

“Successor” has the meaning specified in Section 4.05 of this Agreement.

1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Secured Parties that:

2.01 Organization. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement, are within such Guarantor’s partnership or other powers and have been duly authorized by all necessary partnership or other action. This Agreement has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been or will be obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or Organizational Document of any Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) will not result in the creation or imposition of any Lien on any asset of any Guarantor.

2.04 No Material Adverse Change. Since December 31, 2010, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

2.05 Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Guarantor, threatened against or affecting any Guarantor which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

2.06 Compliance with Laws and Agreements. Each Guarantor is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. None of the Guarantors is subject to any contract or other arrangement, the performance of which by them could reasonably be expected to result in a Material Adverse Effect.

2.07 Taxes. Each Guarantor has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Guarantor has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

2.08 ERISA. No ERISA Event in respect of any Guarantor has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

2.09 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Guarantor to the Administrative Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

2.10 Solvency. Each Guarantor is and, after giving effect to the transactions contemplated under this Agreement, will be, on a consolidated basis, Solvent.

SECTION 3. GUARANTEE.

3.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations. Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Credit Agreement Obligations, the Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Agreement Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Subject to Section 3.03 of this

Agreement, but any other provision of this Agreement notwithstanding, the guarantee pursuant to this Section 3.01 shall terminate on the Step-Up Date, and upon the written request of any Guarantor, the Administrative Agent shall provide confirmation of such termination.

3.02 Obligations Unconditional.

(a) The obligations of each Guarantor under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under any Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Agreement Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Agreement Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Credit Agreement Obligations shall be accelerated, or any of the Credit Agreement Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Credit Agreement Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Credit Agreement Obligations shall fail to be perfected.

(b) Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under the Guarantee and Security Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Credit Agreement Obligations.

(c) Each Guarantor further hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Credit Agreement Obligations, the Loan Documents or any other agreement or instrument whatsoever relating to all or any part of the Credit Agreement Obligations;

(ii) any disability or other defense (other than payment in full of the Credit Agreement Obligations other than unasserted contingent obligations of the Borrower) with respect to all or any part of the Credit Agreement Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Credit Agreement Obligations or the obligations of any such other guarantor;

(iii) the cessation, for any cause whatsoever, of the liability of the Borrower or any other Obligor with respect to all or any part of the Credit Agreement Obligations;

(iv) any failure of the Collateral Agent or any Secured Party to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Credit Agreement Obligations), to exhaust any collateral for all or any part of the Credit Agreement Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Credit Agreement Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person’s liability under the Loan Documents, the Secured Parties being under no obligation to take any such action notwithstanding the fact that all or any part of the Credit Agreement Obligations may be due and payable and that the Borrower may be in default of its obligations under the Loan Documents;

(v) any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Credit Agreement Obligations has or claims with respect to all or any part of the Credit Agreement Obligations;

(vi) any failure of the Collateral Agent or any Secured Party or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

(vii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Credit Agreement Obligations (or any interest on all or any part of the Credit Agreement Obligations) in or as a result of any such proceeding;

(viii) any action taken by any Secured Party that is authorized under this Agreement or by any provision of the Loan Documents or any omission to take any such action; or

(ix) to the fullest extent permitted by applicable law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Credit Agreement Obligations excluding any unasserted contingent obligations).

3.03 Reinstatement. The obligations of the Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Subsidiary Guarantor in respect of the Credit Agreement Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Agreement Obligations and such holder of a Guaranteed Obligation has returned to the Borrower or its designee any such rescinded payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable out-of-pocket fees and other charges of counsel; provided that such costs of counsel shall be limited to one counsel for the Collateral Agent and the Lenders taken as a whole (and in the case of a conflict of interests among or between the Collateral Agent or any Lender, one additional counsel to each affected party and, if necessary, one local counsel to the Collateral Agent and the Lenders taken as a whole in each appropriate jurisdiction)) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Credit Agreement Obligations, and the expiration and termination of all letters of credit or commitments to extend credit under all Loan Documents, they shall not exercise any right or remedy arising by reason of any performance by such Guarantor of its guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Credit Agreement Obligations or any security for any of the Credit Agreement Obligations.

3.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Loan Document therefor including, in the case of the Credit Agreement, Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Credit Agreement, such Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

3.06 Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Credit Agreement Obligations whenever arising.

3.07 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

3.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal, state or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 4. COVENANTS OF THE GUARANTORS.

Until the Step-Up Date, the each Guarantor covenants and agrees that:

4.01 Notices of Material Events. The Guarantors will furnish, or cause to be furnished, to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default arising under clause (o) of Article VII of the Credit Agreement; and

(b) any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

4.02 Other Information. The Guarantors will furnish, or cause to be furnished, to the Administrative Agent, promptly following any request therefor, such information (but only to the extent the preparation of such information does not require the Guarantors to incur excessive cost and expense or impose any excessive burden) regarding the financial condition of any Guarantor or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

4.03 Existence; Conduct of Business. Each Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as permitted by Section 4.05 below.

4.04 Compliance with Laws. Each Guarantor will comply with (a) all laws, rules, regulations, any applicable rules, regulations or orders issued by the Securities and Exchange Commission and orders of any other Governmental Authority applicable to it or its property and (b) the Organizational Documents of such Guarantor, except, in the case of each of clause (a) and (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.05 Mergers, Etc. Neither Guarantor shall, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of such Guarantor or suffer any liquidation or dissolution unless either: (1) such Guarantor will be the surviving or continuing Person; or (2) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of any liquidation or dissolution, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia, and the Successor expressly assumes, by assignment and assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, all of the obligations of such Guarantor under this Agreement.

SECTION 5. MISCELLANEOUS.

5.01 Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, delivered or given or made by electronic communication (including e-mail and Internet or intranet websites) to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Lender shall be given to the Administrative Agent.

5.02 No Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03 Amendments, Etc. Except as otherwise provided in this Agreement, the terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Guarantor and the Administrative Agent, with the consent of the Required Lenders. Any such amendment or waiver shall be binding upon each Guarantor, the Administrative Agent and each Secured Party.

5.04 Expenses; Damage Waiver.

(a) Costs and Expenses. The Guarantors shall jointly and severally pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 5.04; provided that such costs of counsel shall be limited to one counsel for the Administrative Agent and the Lenders taken as a whole (and in the case of a conflict of interests among or between the Administrative Agent or any Lender, one additional counsel to each affected party and, if necessary, one local counsel to the Administrative Agent and the Lenders taken as a whole in each appropriate jurisdiction).

(b) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, neither Guarantor shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any agreement or instrument contemplated hereby, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent or Collateral Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantors and the Secured Parties (provided that none of the Guarantors shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

5.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronically (e.g., pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.08 Right of Setoff. If a Guarantor shall fail to pay when due any amount due and payable by it hereunder, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of such Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations owed by such Secured Party or its Affiliates to such Guarantor may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17(d) of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the amounts owing to such Defaulting Lender hereunder as to which it exercised such right of setoff. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

5.09 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured

Party may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

5.11 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ David Kirchheimer
Name:	David Kirchheimer
Title:	Chief Financial Officer and Chief Administrative Officer

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director, General Counsel and Secretary

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By: Oaktree Capital Group Holdings GP, LLC, its General Partner

By:	/s/ David Kirchheimer
Name:	David Kirchheimer
Title:	Manager, Chief Financial Officer and Chief Administrative Officer

By:	/s/ Todd Molz
Name:	Todd Molz
Title:	Managing Director and General Counsel

Address for Notices

1301 Avenue of Americas, 34th Floor
New York, NY 10019 Attention: Raj Makam and Bill Sacher Telecopy No. (212) 284-1901
Email: rmakam@oaktreecapital.com. bsacher@oaktreecapital.com Telephone No. (212) 284-1900

[Signature to Guarantee Agreement]

With a copy to:

Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: General Counsel Telecopy

[Signature to Guarantee Agreement]

SUNTRUST BANK, as Administrative Agent

By:	/s/ David T. Fournier
	Name:	David T. Fournier
	Title:	Vice President, Corporate & Investment Banking

Address for Notices
SunTrust Bank
303 Peachtree Street, N.E., 4th Floor
Atlanta, Georgia 30308
Attention: David Fournier
Telecopy Number: (404) 813-0195

with a copy to:

SunTrust Bank
Agency Services
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Telecopy Number: (404) 221-2001

[Signature to Guarantee Agreement]